Exhibit 99.1

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

Sale of Aftermarket Services (“AMS”) Business

On April 1, 2014, Jabil Circuit, Inc. (“Jabil” or the “Company”) completed the sale of substantially all of its AMS business, except for the Malaysian operations due to certain regulatory approvals that are still pending in that jurisdiction, through a stock purchase agreement with iQor Holdings, Inc. (“iQor”) dated December 17, 2013. The sale was consummated for consideration of $725.0 million, which consists of $675.0 million in cash and an aggregate liquidation preference value of $50.0 million in Senior Non-Convertible Cumulative Preferred Stock of iQor that accretes dividends at an annual rate of 8 percent and is redeemable in nine years or upon a change in control. The amount of proceeds payable at closing was subject to a reduction of $90.5 million for cash, indebtedness, taxes, interest, certain working capital accounts and other items of the Company’s AMS business, which is subject to a future reconciliation and potential adjustment. Also, $20.0 million associated with the Malaysian operations was included in escrow until the closing of the Malaysian operations, which is anticipated to occur once such approvals are obtained.

Unaudited Pro Forma Consolidated Financial Information

The following unaudited pro forma consolidated financial statements were derived from the historical consolidated financial statements of the Company, which were prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

The unaudited pro forma consolidated balance sheet as of November 30, 2013 gives effect to the sale, as if it had occurred on that date. The unaudited pro forma consolidated statements of operations for the three months ended November 30, 2013 and 2012, and for the fiscal years ended August 31, 2013, 2012 and 2011, give effect to the sale, as if it had occurred on September 1, 2010, the first day of fiscal year 2011.

The unaudited pro forma consolidated financial statements include adjustments to reflect the following:

•	the elimination of the AMS operations; and

•	the cash received from the sale of AMS and the investment in Senior Non-Convertible Cumulative Preferred Stock of iQor.

The Company believes that the adjustments related to the sale of AMS presented in the unaudited pro forma consolidated financial information are consistent with the guidance for discontinued operations under U.S. GAAP. Specifically, income tax related adjustments represent our current estimates on a discontinued operations basis, which could materially change as the Company finalizes its discontinued operations accounting to be reported in the Annual Report on Form 10-K for the fiscal year ended August 31, 2014.

The assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and the Company believes such assumptions are reasonable under the circumstances.

The following unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Jabil’s Annual Report on Form 10-K for the fiscal year ended August 31, 2013 and Quarterly Report on Form 10-Q for the first quarter of fiscal year 2014 ended November 30, 2013. The unaudited pro forma consolidated financial statements have been presented for informational purposes only. The unaudited pro forma consolidated financial statements are not necessarily indicative of what our results of operations or financial condition would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated, and they do not assert to project our results of operations or financial condition for any future period or as of any future date.

FORWARD LOOKING STATEMENT: The unaudited pro forma consolidated financial statements and the accompanying notes to the financial statements contain forward-looking statements including statements that relate to the impact of, and transactions contemplated by, agreements entered into in connection with the sale and estimates regarding income tax adjustments. The statements in these unaudited pro forma consolidated financial statements and the accompanying notes to the financial statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the Company’s ability to fully realize the expected benefits of the sale, global economic conditions, tax law changes and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2013, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of November 30, 2013

(in thousands)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Note		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$769,223	$564,594	(a	)	$1,333,817
Accounts receivable, net	1,430,997	(101,521)			1,329,476
Inventories	2,166,797	(165,667)			2,001,130
Prepaid expenses and other current assets	1,165,090	(28,130)			1,136,960
Income taxes receivable	26,280	(822)	(c	)	25,458
Deferred income taxes	50,308	(213)	(c	)	50,095

Total current assets	5,608,695	268,241			5,876,936
Property, plant and equipment, net	2,474,466	(84,041)			2,390,425
Goodwill	457,972	(87,703)			370,269
Intangible assets, net	304,694	(42,730)			261,964
Deferred income taxes	87,170	(2,467)	(c	)	84,703
Other assets	96,405	30,436	(b	)	126,841

Total assets	$9,029,402	$81,736			$9,111,138

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$117,230	$—			$117,230
Accounts payable	3,185,090	(105,152)			3,079,938
Accrued expenses	1,351,125	(90,643)			1,260,482
Income taxes payable	18,129	(867)	(c	)	17,262
Deferred income taxes	7,836	(310)	(c	)	7,526

Total current liabilities	4,679,410	(196,972)			4,482,438
Notes payable, long-term debt and capital lease obligations, less current installments	1,677,824	9			1,677,833
Other liabilities	85,242	(12,520)			72,722
Income tax liabilities	90,490	(4,062)	(c	)	86,428
Deferred income taxes	78,688	(15,723)	(c	)	62,965

Total liabilities	6,611,654	(229,268)			6,382,386

Commitments and contingencies Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—			—
Common stock	242	—			242
Additional paid-in capital	1,828,111	—			1,828,111
Retained earnings	1,172,105	320,367	(d	)	1,492,472
Accumulated other comprehensive income	93,914	(9,363)			84,551
Treasury stock, at cost	(703,500)	—			(703,500)

Total Jabil Circuit, Inc. stockholders’ equity	2,390,872	311,004			2,701,876

Noncontrolling interests	26,876	—			26,876

Total equity	2,417,748	311,004			2,728,752

Total liabilities and equity	$9,029,402	$81,736			$9,111,138

See accompanying notes to Unaudited Pro Forma Consolidated Financial Statements.

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended November 30, 2013

(in thousands, except for per share data)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Pro Forma
Net revenue	$4,611,442	$(268,731)	$4,342,711
Cost of revenue	4,242,672	(234,212)	4,008,460

Gross profit	368,770	(34,519)	334,251
Operating expenses:
Selling, general and administrative	158,095	(15,625)	142,470
Research and development	9,054	—	9,054
Amortization of intangibles	7,678	(1,357)	6,321
Restructuring and related charges	21,275	(272)	21,003

Operating income	172,668	(17,265)	155,403
Other expense	1,255	(78)	1,177
Interest income	(747)	39	(708)
Interest expense	33,314	(9)	33,305

Income before income tax	138,846	(17,217)	121,629
Income tax expense	20,781	(1,105)	19,676

Net income	118,065	(16,112)	101,953
Net income attributable to noncontrolling interests, net of income tax expense	143	—	143

Net income attributable to Jabil Circuit, Inc.	$117,922	$(16,112)	$101,810

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.58		$0.50

Diluted	$0.57		$0.49

Weighted average shares outstanding:
Basic	204,762		204,762

Diluted	206,813		206,813

Cash dividend declared per share	$0.08		$0.08

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended November 30, 2012

(in thousands, except for per share data)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Pro Forma
Net revenue	$4,637,018	$(265,444)	$4,371,574
Cost of revenue	4,286,423	(226,439)	4,059,984

Gross profit	350,595	(39,005)	311,590
Operating expenses:
Selling, general and administrative	169,600	(20,705)	148,895
Research and development	7,263	(56)	7,207
Amortization of intangibles	3,451	(1,285)	2,166

Operating income	170,281	(16,959)	153,322
Other expense	1,569	—	1,569
Interest income	(510)	21	(489)
Interest expense	29,604	(16)	29,588

Income before income tax	139,618	(16,964)	122,654
Income tax expense	34,034	(2,353)	31,681

Net income	105,584	(14,611)	90,973
Net loss attributable to noncontrolling interests, net of income tax expense	(263)	—	(263)

Net income attributable to Jabil Circuit, Inc.	$105,847	$(14,611)	$91,236

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$0.52		$0.45

Diluted	$0.51		$0.44

Weighted average shares outstanding:
Basic	204,318		204,318

Diluted	207,816		207,816

Cash dividend declared per share	$0.08		$0.08

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended August 31, 2013

(in thousands, except for per share data)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Pro Forma
Net revenue	$18,336,894	$(1,087,401)	$17,249,493
Cost of revenue	16,977,032	(939,729)	16,037,303

Gross profit	1,359,862	(147,672)	1,212,190
Operating expenses:
Selling, general and administrative	688,752	(74,457)	614,295
Research and development	28,468	(56)	28,412
Amortization of intangibles	16,154	(5,200)	10,954
Restructuring and related charges	89,453	(8,940)	80,513
Impairment of receivables and related charges	25,597	—	25,597

Operating income	511,438	(59,019)	452,419
Other expense	6,213	(118)	6,095
Interest income	(1,901)	88	(1,813)
Interest expense	121,062	(39)	121,023

Income before income tax	386,064	(58,950)	327,114
Income tax expense	15,973	(8,342)	7,631

Net income	370,091	(50,608)	319,483
Net loss attributable to noncontrolling interests, net of income tax expense	(1,391)	—	(1,391)

Net income attributable to Jabil Circuit, Inc.	$371,482	$(50,608)	$320,874

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$1.83		$1.58

Diluted	$1.79		$1.54

Weighted average shares outstanding:
Basic	203,096		203,096

Diluted	207,815		207,815

Cash dividend declared per share	$0.32		$0.32

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended August 31, 2012

(in thousands, except for per share data)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Pro Forma
Net revenue	$17,151,941	$(1,011,236)	$16,140,705
Cost of revenue	15,842,896	(863,142)	14,979,754

Gross profit	1,309,045	(148,094)	1,160,951
Operating expenses:
Selling, general and administrative	644,452	(71,807)	572,645
Research and development	25,837	—	25,837
Amortization of intangibles	16,825	(3,926)	12,899

Operating income	621,931	(72,361)	549,570
Other expense	8,943	(8)	8,935
Interest income	(2,041)	39	(2,002)
Interest expense	106,129	(41)	106,088

Income before income tax	508,900	(72,351)	436,549
Income tax expense	112,811	(9,945)	102,866

Net income	396,089	(62,406)	333,683
Net income attributable to noncontrolling interests, net of income tax expense	1,402	—	1,402

Net income attributable to Jabil Circuit, Inc.	$394,687	$(62,406)	$332,281

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$1.91		$1.61

Diluted	$1.87		$1.57

Weighted average shares outstanding:
Basic	206,160		206,160

Diluted	211,181		211,181

Cash dividend declared per share	$0.32		$0.32

JABIL CIRCUIT, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the Fiscal Year Ended August 31, 2011

(in thousands, except for per share data)

		Pro Forma Adjustments
	As reported	Disposal of AMS	Pro Forma
Net revenue	$16,518,827	$(898,569)	$15,620,258
Cost of revenue	15,264,257	(757,679)	14,506,578

Gross profit	1,254,570	(140,890)	1,113,680
Operating expenses:
Selling, general and administrative	590,572	(50,980)	539,592
Research and development	25,034	(32)	25,002
Amortization of intangibles	22,051	(287)	21,764
Restructuring and related charges	628	48	676
Settlement of receivables and related charges	13,607	—	13,607
Loss on disposal of subsidiaries	23,944	—	23,944

Operating income	578,734	(89,639)	489,095
Other expense	2,986	(237)	2,749
Interest income	(3,132)	17	(3,115)
Interest expense	97,693	(22)	97,671

Income before income tax	481,187	(89,397)	391,790
Income tax expense	98,229	(3,132)	95,097

Net income	382,958	(86,265)	296,693
Net income attributable to noncontrolling interests, net of income tax expense	1,895	—	1,895

Net income attributable to Jabil Circuit, Inc.	$381,063	$(86,265)	$294,798

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic	$1.78		$1.37

Diluted	$1.73		$1.34

Weighted average shares outstanding:
Basic	214,502		214,502

Diluted	220,719		220,719

Cash dividend declared per share	$0.28		$0.28

JABIL CIRCUIT, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a)	Represents the net aggregate consideration received in cash upon the sale of the AMS business.

(b)	Includes the estimated fair value of the 50,000 shares of Senior Non-Convertible Cumulative Preferred Stock of iQor having an aggregate liquidation preference value of $50.0 million that accretes dividends at an annual rate of 8 percent and is redeemable in nine years or upon a change in control.

(c)	The tax impacts related to the cash consideration received upon the sale of the AMS business have not been included in the Unaudited Pro Forma Consolidated Balance Sheet since certain significant facts are unknown at this time. Therefore, income tax related adjustments could materially change as we finalize our discontinued operations accounting to be reported in the Annual Report on Form 10-K for the fiscal year ended August 31, 2014.

(d)	The adjustment to retained earnings is the result of the proceeds from the sale of the AMS business less the removal of the AMS net assets.